Exhibit 10.5


                            STOCK PURCHASE AGREEMENT
                            ------------------------

         THIS STOCK PURCHASE AGREEMENT is entered into effective as of March 6, 2000, by and among TSET, Inc., a Nevada corporation ("TSET"); Atomic Soccer USA, Ltd., a Wisconsin corporation ("ASUSA"); Todd P. Ragsdale, an individual; James Eric Anderson, an individual; Jewel Anderson, an individual; Timothy Beglinger, an individual; and Atomic Millennium Partners, LLC, a Wisconsin limited liability corporation (Todd P. Ragsdale, James Eric Anderson, Jewel Anderson, Lorena Anderson, Timothy Beglinger, and Atomic Millennium Partners, LLC are hereinafter collectively referred to as the "Stockholders"), and is acknowledged and agreed by certain employees of ASUSA (the "Employees").


         WHEREAS, on December 9, 1999, TSET and ASUSA entered into a letter of Intent for the purpose of, among other things, setting forth the main terms pursuant to which TSET would acquire all of the shares of ASUSA, and other elements of the relationship of the parties;


         WHEREAS, the Stockholders are the owners of all of the issued and outstanding capital stock of ASUSA; and


         WHEREAS, the Stockholders wish to sell, and TSET wishes to purchase, all of the issued and outstanding capital stock of ASUSA, upon the terms and subject to the conditions set forth herein.


         NOW, THEREFORE, for and in consideration of the premises and mutual covenants, promises, representations, and warranties set forth herein, and for other good and valuable consideration, the sufficiency, delivery, and receipt of which are hereby acknowledged, the parties hereto agrees as follows:


         1. PURCHASE AND SALE OF SHARES. Upon the terms and subject to the conditions set forth herein, the Stockholders each agree to sell to TSET, and TSET agrees to purchase from each of the Stockholders, all of the ASUSA shares owned by each Stockholder which are hereby represented and warranted by each Stockholder as of the date of this Agreement to consist of the following (collectively, the "Atomic Shares"):

NAME                                    CLASS A VOTING SHARES         CLASS B NON-VOTING SHARES
----                                    ---------------------         -------------------------
Todd P. Ragsdale                                    18.8125                           253.125
James Eric Anderson                                 29.945                            489.5625
Jewel Anderson                                      15.13                             210.9375
Timothy Beglinger                                   13.7625                           185.625
Atomic Millennium Partners, LLC                     10.1                              135.0

TOTALS                                              87.75                           1,274.25
------                                              -----                           --------

The Atomic Shares shall be sold to and purchased by TSET free and clear of any and all liens, claims, encumbrances, sureties, restrictions of any kind whatsoever on their free transferability, options, or rights of any third parties, including preemptive rights or claims of any nature whatsoever as well as all rights attaching thereto.


         2. CONSIDERATION FOR THE ATOMIC SHARES; EXCHANGE OF SHARES. (a) The aggregate consideration to be paid for the Atomic Shares by TSET shall be 1,000,000 "investment" shares of the common stock of TSET, par value $0.001 per share (the "TSET Shares"), to be allocated on a pro rata basis among the Stockholders and the Employees as follows:


Todd P.  Ragsdale                                 196,660 TSET Shares
James Eric  Anderson                              380,355 TSET Shares
Judi Anderson                                     163,883 TSET Shares
Timothy  Beglinger                                144,217 TSET Shares
Atomic Millennium  Partners,  LLC                 104,885  TSET Shares
Jonathan  Beglinger                               3,500 TSET Shares
Michael  Santry                                   3,500 TSET Shares
Suzanne May                                       2,000 TSET Shares
Thomas Bates                                      500 TSET Shares
Sterling Anderson                                 500 TSET Shares

The TSET Shares shall be the sole compensation for the Atomic Shares of the Stockholders.

             (b) Simultaneously with the execution and delivery of this Agreement by the parties:

                       (i) each of the Stockholders shall deliver to TSET certificates representing all of the Atomic Shares owned by them, accompanied by appropriate stock powers endorsed in blank, and shall cause the Atomic Shares to be registered in TSET's name on ASUSA's share registry and perform any and all other actions required by applicable law to evidence TSET's ownership of the Atomic Shares; and

                       (ii) TSET shall deliver to each of the Stockholders certificates representing the number of TSET Shares to be acquired by them, and shall cause the TSET Shares to be registered in the names of each of the Stockholders on TSET's share registry and perform any and all other actions required by applicable law to evidence ownership of the TSET Shares by each Stockholder.

Immediately  following the exchange of shares  contemplated  in this  Subsection
(b), TSET shall own 100% of ASUSA's shares and ASUSA shall be wholly-owned subsidiary of TSET.

             (c) The Stockholders understand and acknowledge that the TSET Shares shall be subject to, and the Stockholders agree to at all times observe and comply with, any and all conditions, limitations, and restrictions noted on the certificates representing the TSET Shares, in addition to any other restrictions set forth in applicable federal and state securities laws. Any taxes, levies, or other charges assessed against, or in connection with the acquisition of, the TSET Shares by each Stockholder pursuant to this Section 2 shall be for the account of, and shall be borne solely by, each such Stockholder.

                  (d) Any compensation or finder's fee payable by ASUSA or the Stockholders (or any of them) to any person relating to the transactions contemplated by this Agreement shall be paid out of the TSET Shares to be received by them, the parties agreeing that TSET shall have no financial or other responsibility whatsoever for payment of any such compensation.


         3. MANAGEMENT. (a) Following TSET's acquisition of the Atomic Shares. ASUSA's board of directors shall be comprised of the following individuals:

             Todd P. Ragsdale
             James Eric Anderson
             Timothy Beglinger
             Jeffrey D. Wilson (serving as chairman of the board of directors and representing TSET)


Such directors shall serve in accordance with ASUSA's bylaws and applicable law. In the event of any tie concerning any matter brought before ASUSA's board of directors for a vote, Jeffrey D. Wilson, as chairman of the board of directors, shall have the tie-breaking vote.

             (b) Following TSET's acquisition of the Atomic Shares, ASUSA's officers and executive management shall be comprised as follows:

                  Todd Ragsdale                    President
                  James Eric Anderson              Vice-president
                  Timothy Beglinger                Secretary and Treasurer

             (c) The parties agree that the primary responsibility for ASUSA's day-to-day management, business development, finances and the administration thereof, budgets (capital, operations, and others), and the conduct of the Corporate Business (as defined in Section 4 hereof), shall belong to ASUSA's board of directors, but with such consultations and determinations as are consistent with TSET's ownership of ASUSA. In carrying out such responsibilities and conducting all elements of the Corporate Business, ASUSA's board of directors shall at all times conduct themselves according to the highest fiduciary standards of good faith and sound business judgment, exerting their individual and collective best efforts to pursue the Corporate Business, seeking to advance the best interests of ASUSA, complying with all laws, rules, and regulations applicable to the Corporate Business, and keeping available to ASUSA the services of its directors, officers, and key employees. The Corporate Business shall be conducted by ASUSA's board of directors in the regular and ordinary course in substantially the manner heretofore conducted. The directors and officers of ASUSA, individually and collectively, shall dedicate their full time attention and efforts to the conduct of the Corporate Business, except as may be otherwise permitted by ASUSA's board of directors.

             (d) The parties acknowledge that they are unable to anticipate and provide herein for every situation and contingency which may arise during the conduct of the Corporate Business. Accordingly, the parties agree that principles of good faith and fair dealing will govern their conduct at all times and that best efforts will be exerted to amicably and expeditiously resolve any dispute arising hereafter, all with a view to seeking to advance ASUSA's best interests and maximize the value of ASUSA's business enterprise.

         4. THE CORPORATE BUSINESS. The parties understand and acknowledge that the "Corporate Business" of ASUSA is the distribution of soccer uniform under the "Atomic" brand label and basketball, volleyball, lacrosse, and hockey uniforms under the "BAHR" brand label, primarily through independent sales representatives. TSET intends that the Corporate Business shall be conducted in substantially the same manner as conducted prior to TSET's acquisition of the Atomic Shares, and that the Corporate Business shall also include the pursuit of such other activities as ASUSA's board of directors may determine from time to time including, without limitation, recruitment of additional distributors for the "Atomic" and "BAHR" brand labels and expansion of the geographical territories in which ASUSA's products are marketed, distributed, and sold;
potential acquisition of additional sports apparel and equipment distributorships and expansion of ASUSA's current product lines to achieve a greater diversity; protect ASUSA's trademarks, tradenames, label names, and other valuable rights; and such other activities as may enhance the value and name recognition of the "Atomic" and "BAHR" labels, all with a view to advance ASUSA's best interests and maximize ASUSA's profitability and success for the benefit of TSET. In addition, as soon as practicable TSET intends to give favorable consideration to the acquisition of ASUSA's maquiladora cut-and-sew facility (Atomic S.A. de C.V.) in Ensenada, Mexico.


         5. CONTRIBUTIONS BY TSET: CLAW-BACK. (a)(i) TSET shall assist and support ASUSA's capital-raising efforts and shall provide and make available to ASUSA working capital in the aggregate amount of up to $1,000,000.00 (the "Initial Funding") over the 12-month period next following the execution and delivery of this Agreement (the "Funding Period"). ASUSA hereby acknowledges that TSET has, prior to the date of this Agreement, provided and ASUSA has received a portion of the Initial Funding in the amount of $125,125.00. To the extent required, TSET shall use its own shares in order to arrange for, procure, and ensure availability of the Initial Funding; provided, however, that TSET's obligation to provide the Initial Funding shall not be construed as or constitute any assumption of any obligation regarding any indebtedness, operating expenses, or other financial liabilities of ASUSA or the Stockholders including, without limitation, those financial obligations owed to David M. Ragsdale or Paul Hix as described in Exhibit 5 attached hereto and made a part hereof for all purposes. Provision of the Initial Funding shall be the sole financial obligation owed by TSET to ASUSA; provided, however, that TSET may elect, but is not obligated, to provide to ASUSA funding in addition to the Initial Funding in appropriate cases to be determined by TSET in its sole and absolute discretion. Within 10 days of the execution and delivery of this Agreement, ASUSA's board of directors shall establish an operating budget, including provision for, among other things, the prudent expenditure and conservation of funds for working capital over the Funding Period while achieving the overall goals of the Corporate Business.

                       (ii) TSET acknowledges that ASUSA currently has outstanding a $500,000 revolving line of credit, and that the guaranty thereof provided by David M. Ragsdale must be replaced on or before June 30, 2000 (the "Replacement Date"). TSET hereby agrees to exert its best efforts to retire or renew such line of credit with replacement guaranties on or before the Replacement Date.

             (b)(i) The parties acknowledge that TSET's undertaking to provide the Initial Funding is a significant inducement to ASUSA and the Stockholders to enter into this Agreement and consummate the transactions contemplated herein, and that on or before the lapse of the Funding Period TSET shall have provided to ASUSA the entire amount of the Initial Funding. In the event TSET provides less than all of the Initial Funding by or before the lapse of the Funding Period, ASUSA shall provide written notice to TSET that an event of default has occurred hereunder (the "Default Notice"). If TSET fails to provide the unpaid portion of the Initial Funding to ASUSA within 45 days of TSET's receipt of the Default Notice (the "Cure Period"), the number of Atomic Shares owned by TSET shall be reduced to reflect the proportionate value of the Initial Funding provided by TSET to ASUSA, with the number of the Atomic Shares deducted from TSET's holding to be transferred to and distributed among the Stockholders on a pro rata basis (the "Share Adjustment"). The Share Adjustment shall occur within 10 days following lapse of the Cure Period if TSET fails during the Cure Period to provide the unpaid portion of the Initial Funding.

                       (ii) If TSET fails to provide any Initial Funding prior to the lapse of the Funding Period and the resulting Cure Period, this Agreement shall be terminated and deemed null and void and the Atomic Shares shall be assigned, transferred, and conveyed by TSET to the Stockholders, as they may direct in writing to TSET.

             (c) If TSET fails to provide any Initial Funding prior to the lapse of the Funding Period and the resulting Cure Period, the sole remedy of ASUSA and the Stockholders shall be:

                       (i) the Share Adjustment (in case of the events described in Subsection (b)(i) above); and

                       (ii) the termination of this Agreement and assignment, transfer, and conveyance to ASUSA and the Stockholders of the Atomic Shares (in case of the events described in Subsection (b)(ii) above).

No party shall have any liability to the other for monetary damages of any description whatsoever including, without limitation, incidental, consequential, or punitive damages.

         6. OPTIONS AND OTHER PROGRAMS. TSET intends to adopt for itself, and intends that ASUSA adopt, stock option, incentive, profit-sharing, savings, and other similar programs (the "Programs"), as soon as practicable after the date hereof. The terms and conditions of participation, contribution, matching, vesting, and other elements of the Programs shall be established by the respective boards of directors of TSET and ASUSA. ASUSA's directors, executive management, and key employees (collectively, "management") shall be entitled to participate in Programs adopted by TSET, subject to any conditions or restrictions imposed on such participation by TSET's board of directors. As an additional inducement to management and to ensure participation by management in the future success of ASUSA, TSET, as sole stockholder of ASUSA, hereby agrees to reserve up to 20% of ASUSA's authorized capital stock to be used in Programs to be adopted by ASUSA's board of directors and consents to the full participation of management therein, subject to the terms for such participation established by ASUSA's board of directors; provided, however, that the final terms of the Programs adopted by ASUSA's board of directors shall be subject to TSET's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed.

         7. FUTURE EVENTS. At an appropriate and mutually agreed time in the future, TSET intends to give due and good faith consideration to effecting a transaction pursuant to which ASUSA may become a publicly-owned entity (the "Reconstitutive Decision"); provided, however, that a decision to retain ASUSA as a wholly- or majority-owned subsidiary of TSET or effect a transaction pursuant to which ASUSA's ownership materially changes but remains privately held shall not be deemed a breach of this Section 7. In the event of any Reconstitutive Decision, TSET (or its nominees) shall retain not less than a non-dilutible 20% ownership interest in ASUSA.

         8. REPRESENTATIONS AND WARRANTIES OF ASUSA AND THE STOCKHOLDERS. ASUSA and each of the Stockholders, jointly and severally, hereby represent and warrant to TSET as follows:

             (a) CORPORATE ORGANIZATION. ASUSA is duly organized, validly existing, and in good standing under the laws of the State of Wisconsin and has all requisite power, authorizations, consents, and approvals necessary to own or lease its assets and carry on its business as currently being conducted, and to consummate the transactions contemplated herein. ASUSA is duly licensed or qualified and in good standing in all jurisdictions in which the character of the properties owned or leased by it or the nature of its business requires it to be so licensed or qualified. Complete and correct copies of all constitutive documents of ASUSA have been delivered to TSET. ASUSA's minute books or other similar records contain an accurate record of all meetings and other corporate action of its stockholders and board of directors (and any committees thereof).

             (b) NO DEFAULTS OR BREACHES. Except as disclosed in Exhibit 8(b) attached hereto and made a part hereof for all purposes, neither the execution of this Agreement nor the performance of its obligations hereunder and thereunder does or will:

                       (i) conflict with or violate any provision of ASUSA's constituent documents;

                       (ii) violate, conflict with, or result in the breach or termination of, or constitute a default, event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), under the terms of any

                               (A)  contract,  agreement,  commitments, or other
binding  undertakings,   whether  or  not  reduced  to  writing   (collectively,
"Contracts"), or

                               (B)  permits,     authorizations,      approvals,
registrations, or licenses granted by or obtained from any governmental, administrative, or regulatory authority (collectively, "Permits"),

to which ASUSA or any of the Stockholders is a party or by which ASUSA or any of
the  Stockholders  or  any  of  their   respective  or  collective   securities,
properties, or businesses are bound;

                       (iii) constitute a violation by ASUSA or any of the Stockholders of any

                               (A)  laws,   rules,   or   regulations   of   any
governmental, administrative, or regulatory authority (collectively, "Laws"), or

                               (B)  judgments, orders, rulings, or awards of any
court,   arbitrator,   or  other   judicial   authority  or  any   governmental,
administrative, or regulatory authority (collectively, "Judgments"); or

                       (iv) result in the creation of any lien, claim, or encumbrance (collectively, "Liens" upon ASUSA, the Atomic Shares, or any of the Stockholders.

             (c) ACTIONS AND PROCEEDING. Except as disclosed in Exhibit 8(c-i) attached hereto and made a part hereof for all purposes, there are no actions, suits, claims, or legal, administrative, arbitration, or other alternative dispute resolution proceedings or investigations (collectively, "Proceedings", (whether or not the defense thereof or liability with respect thereto is covered by policies of insurance) pending or, to the best knowledge of ASUSA and any of the Stockholders, threatened, to which ASUSA or any of the Stockholders is our would be a party, including, without limitation, any Proceeding which could reasonably be expected to restrain, prevent, or prohibit ASUSA or any of the Stockholders from consummating the transactions contemplated herein, or to obtain damages or other relief in connection with, this Agreement or any of the transactions contemplated herein. Except as disclosed in Exhibit 8(c-2) attached hereto and made a part hereof for all purposes, there is no Judgment outstanding against ASUSA or any Stockholder.

             (d) NO BROKERS. Except as disclosed in Exhibit 8(d) attached hereto and made a part hereof for all purposes, all negotiations relating to this Agreement and the transactions contemplated herein have been carried on without the intervention of any party acting in behalf of ASUSA or any of the Stockholders in such manner as to give rise to any valid claim against ASUSA or any of the Stockholders, individually or collectively, for any broker's or finder's fee or similar compensation (whether payable in cash, Atomic Shares, any interest in ASUSA, or otherwise) in connection therewith. No basis exists whatsoever for any such broker's or finder's fee or similar compensation to be payable by TSET.

             (e) AUTHORITY. ASUSA has all necessary corporate power and authority, and each of the Stockholders have the power, legal capacity, and authority, to execute, deliver, and perform its obligations hereunder; and the execution, delivery, and performance by ASUSA and each of the Stockholders of this Agreement has been duly authorized by all necessary corporate action on its part or is within the authority of the person executing and delivering the sane, and is within the authority of each of the Stockholders. This Agreement constitutes the legal, valid, and binding obligations of ASUSA and each of the Stockholders, enforceable against any and all of them in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights and general principles of equity.

             (f) TAXES AND TAX RETURNS. Except as disclosed in Exhibit 8(f-1) attached hereto and made a part hereof for all purposes:

                       (i) ASUSA has filed all tax returns and reports of all Taxes (as hereinafter defined) required to be filed by it and has timely given and delivered all Tax notices, accounts, and information required to be given by it with respect to Taxes for which ASUSA may be liable. All information provided in such returns, reports, notices, accounts, and information was, when filed or given, complete and accurate. All Taxes required to be paid by ASUSA that were due and payable prior to the date of this Agreement have been paid in full, except for such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained. Adequate provisions in accordance with generally accepted accounting principles consistently applied have been made in ASUSA's financial statements for the payment of all Taxes for which ASUSA may be liable for the periods covered thereby that were not yet due and payable as of the date thereof, regardless of whether the liability for such Taxes is disputed;

                       (ii) There are no pending or, to the best knowledge of ASUSA and each Stockholder, threatened, audits or investigations relating to any Taxes for which ASUSA may become directly or indirectly liable. No deficiencies for any Taxes have been proposed, asserted, or assessed against ASUSA and no state of facts exists or has existed that would constitute grounds for the assessment of a Tax liability against ASUSA. There are no agreements in effect to extend the period of limitations for the assessment or collection of any Taxes for which ASUSA may become liable and no requests for any such agreements are pending;

                       (iii) Except as disclosed in Exhibit 8(f-2) attached hereto and made a part hereof for all purposes, ASUSA has withheld from its employees and timely paid to the appropriate authority proper and accurate amounts for all periods through the date hereof in compliance with all Tax withholding provisions of all applicable federal, state, and local laws;

                       (iv) All copies of all returns and reports of all Taxes filed by ASUSA on or prior to the date of this Agreement, provided or made available to TSET by ASUSA, are complete and accurate; and

                       (v) ASUSA has neither elected, nor otherwise been granted, any preferential tax treatment or made any sort of commitment vis-a-vis any Tax authorities, whether in connection with a reorganization or otherwise.

As used in this Subsection (f), the terms "Tax" shall mean (A) all taxes, assessments, levies, imposts, duties, fees, withholdings, or other similar mandatory charges, including, without limitation, income taxes, franchise taxes, transfer taxes or fees, sales taxes, excise taxes, ad valorem taxes, withholding taxes, minimum taxes, estimated taxes, and social charges or contributions; and
(B) any interest, penalties, or additions to tax imposed on a Tax described in clause (A) above, imposed by an national, regional, local, or foreign government or subdivision or agency thereof.

             (g) CONSENTS. Except as disclosed in Exhibit 8(g) attached hereto and made a part hereof for all purposes, no authorizations, approvals, or consents of, and no filings or registrations with, any governmental agency or authority are necessary for the execution, delivery, and performance by ASUSA and each of the Stockholders of this Agreement or for the validity or enforceability hereof.

             (h) SUFFICIENCY OF INFORMATION No material statement, information, or exhibit disclosed or otherwise furnished to TSET by ASUSA or any of the Stockholders in connection with the negotiations among the parties or any representations upon which TSET may have relied, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement made not misleading.

                       (i) COMPLIANCE WITH LAW. ASUSA and each of the Stockholders shall at all times hereunder comply with all conditions, restrictions, and limitations applicable to the TSET Shares and the provisions of all federal and state securities laws applicable to the ownership and transfer thereof.

             (j) COMPENSATION MATTERS. Except as disclosed in Exhibit 8(j) attached hereto and made a part hereof for all purposes, no oral or written compensation arrangement or agreement exists, and no shares or units (or warrants or options to acquire the same), or revenue interests, or royalties have been granted, orally or in writing, or are owned by, ASUSA's board of directors, employees, or any Stockholder.

             (k) INTELLECTUAL PROPERTY. (i) Exhibit 8(k-1) attached hereto and made a part hereof for all purposes sets forth an accurate and complete list of the following:

                               (A)  all registered or  unregistered  trademarks,
trademark applications, servicemarks, servicemark applications, assumed names, trade names, and brand label names used or held by ASUSA in connection with its operations and intended conduct of the Corporate Business (collectively, "Trademarks"), indicating for each Trademark whether it is owned or licensed from a third party and whether the Trademark is licensed to any third party; and

                               (B)  all  patents  registered  or applied  for by
ASUSA or licensed from a third party, indicating for each such patent whether it is owned or licensed from a third party and whether such patent is licensed to any third party.

                       (ii) The Trademarks and patents listed in Exhibit 8(k-1) have been duly registered or filed with the appropriate trademark and patent authority for each of the jurisdictions indicated in Exhibit 8(k-1), and such registrations have been properly maintained and renewed in accordance with all applicable legal requirements.

                       (iii) There are no adverse claims or demands of any person pertaining to any of the Trademarks or patents listed in Exhibit 8(k-1) and there is no valid basis for any such claim.

                       (iv) Except as disclosed in Exhibit 8(k-1), ASUSA has the sole and exclusive right to use the Trademarks, patents, copyrights (and applications therefor), technology, know-how, processes, and trade secrets (collectively, and including the Trademarks, the "Intellectual Property Rights" required for or incident to the conduct of the Corporate Business, in the jurisdictions in which the Corporate Business has been or will be conducted or where ASUSA's products are distributed, and the consummation of the transactions contemplated in this Agreement will not alter or impair any such rights.

                       (v) The use or other exploitation by ASUSA of the Intellectual Property Rights used or held by ASUSA in connection with its operations and the conduct of the Corporate Business does not infringe on or dilute the rights of any other person.

                       (vi) Except as disclosed in Exhibit 8(k-2) attached hereto and made a part hereof for all purposes, neither ASUSA nor any of the Stockholders are aware of any infringements or illicit uses of the Intellectual Property Rights used or held by ASUSA in connection with its operations or the conduct of the Corporate Business

             (l) OWNERSHIP OF ATOMIC SHARES. Except as disclosed in Exhibit 8(1) attached hereto and made a part hereof for all purposes, each Stockholder holds full title to, and is duly registered as the owner of, the Atomic Shares to be transferred by such Stockholder pursuant to this Agreement, free and clear of any and all Liens.

             (m) SUBSIDIARIES. Exhibit 8(m), attached hereto and made a part hereof for all purposes, sets forth an accurate and complete list of each company, partnership, or other business entity of which 10% or more of the outstanding share capital or other equity interest is owned, directly or indirectly, by ASUSA (in any case, a "Subsidiary"), indicating the jurisdiction of incorporation, capital structure, and the nature and level of ownership in such Subsidiary and any other stockholder thereof. Each Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own, lease, and operate the assets held or used by it and to conduct its business as currently conducted. Each Subsidiary is duly licensed or qualified and in good standing in all jurisdictions in which the character of the properties owned or leased by it or the nature of its business requires it to be so licensed or qualified. Complete and correct copies of all constitutive documents of each Subsidiary have been delivered to TSET. The minute books or other similar records of each Subsidiary contain an accurate record of all meetings and other corporate action of its stockholders and board of directors (and any committees thereof).

             (n)   TITLE TO PROPERTY: CONDITION; SUFFICIENCY. (i) ASUSA has:

                               (A)  with respect to all real estate owned by it,
good and  marketable  fee simple title, and

                               (B)  with  respect  to all real  estate  which is
leased by it, valid and subsisting leasehold estates, in each instance free and clear of any and all liens, claims, and encumbrances, other than "Permitted Encumbrances," and

                               (C)  with  respect  to all of  the  other  assets
owned by it, good title free and clear of any and all Liens, other than Permitted Encumbrances.

 As used in this Subsection (n), the term "Permitted Encumbrances" shall mean any Liens that are immaterial, individually and in the aggregate, to the assets to which they relate and do not interfere with the full use and enjoyment of such assets.

                       (ii) The properties and other assets owned or leased by ASUSA constitute all properties and other assets necessary for the conduct of the businesses and activities conducted by ASUSA.

             (o) FINANCIAL STATEMENTS. (i) Complete and correct copies of the audited and consolidated financial statements (i.e., balance sheet and profit and loss statement) of ASUSA since inception are attached hereto as
Exhibit 8(o) and made a part hereof for all purposes (collectively, the "Financial Statements").

                       (ii) The Financial Statements give a true and accurate account of the consolidated financial condition, assets and liabilities of ASUSA as of the dates thereof, and the results of operations and changes in financial condition for the periods then ended. Except as otherwise disclosed in Exhibit 8(o), the Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied. Any Interim Financial Statements (herein so called) will, when prepared, give a true and accurate account of the financial condition, assets and liabilities of ASUSA at the date thereof and the results of its operations and changes in financial position for the period to which the Interim Financial Statements apply and will be prepared in accordance with generally accepted accounting principles, consistently applied.

                       (iii) As of December 31, 1999, ASUSA had no liabilities or obligations of any nature, whether known or unknown, accrued, absolute, contingent, or otherwise, and whether due or to become due (collectively, "Liabilities" which were either (A) required by generally accepted accounting principles to be reflected in financial statements, or (B) individually or in the aggregate material to ASUSA's financial condition, and that, in either case, were not reflected or expressly reserved against in the audited consolidated balance sheet included in the Financial Statements or specifically disclosed or provided for in the notes thereto. Since December 31, 1999, ASUSA has not incurred any Liability except Liabilities that (X) were incurred in the usual and ordinary course of business consistent with past practice, and (Y) are not, individually or in the aggregate, material to ASUSA's financial condition.

                       (iv) Since January 1, 2000, ASUSA has conducted its businesses only in the ordinary and usual course in substantially the same manner as theretofore conducted, has not undergone or suffered any change in its condition (financial or otherwise), income, properties, Liabilities, operations, or prospects which has been, in any individual case or in the aggregate, materially adverse to ASUSA, and has not taken any of the following actions:

                               (A)  amended any of its constitutive documents;

                               (B)  acquired by merger, consolidation,  purchase
of' stock or assets or otherwise, any corporation, partnership, association, or other business organization or division thereof;

                               (C)  altered  its  outstanding  capital  stock or
equity interests or declared, set aside, made, or paid any dividends or other distributions in respect of its capital stock or equity interests (in cash or otherwise), or purchased or redeemed any shares of its capital stock or equity interests;

                               (D)  issued or sold (or  agreed to issue or sell)
any of its capital stock or equity interests or any options, warrants, or other rights to purchase any such stock or interests or securities convertible into or exchangeable for such stock or interests;

                               (E)  not  incurred,  other  than in the  ordinary
course of business consistent with past practice, any indebtedness for borrowed money (including through the issuance of debt securities) or varied the terms of any existing indebtedness or guaranty or otherwise become liable for any Liabilities of any third party;

                               (F)  mortgaged,  pledged,  or  subjected  to  any
lien, claim, or encumbrance any of its properties other than in the ordinary course of business consistent with past practice;

                               (G)  discharged or satisfied  any material  lien,
claim, or encumbrance or paid or satisfied any material obligation or Liability (fixed or contingent) or compromised, settled, or otherwise adjusted any material claim or litigation;

                               (H)  acquired  or  disposed  of  any  substantial
assets or rights, other than in the ordinary course of business or entered into any contract whose term exceeds one year or is unlimited and which may not be terminated by ASUSA on less than three months' notice without payment of any penalty;

                               (I)  made   any   changes   in   its   accounting
procedures or practices;

                               (J)  granted    to   any    director,    officer,
consultant, or employee any increase or modification of compensation or benefits, or any severance or termination pay, or made any loan to or entered into any employment agreement or arrangement with any such person;

                               (K)  adopted,   entered  into,   amended  in  any
material respect, announced any intention to adopt or terminate, any policies, procedures, employee benefit plans, programs, or arrangements of general applicability;

                               (L)  directly  or  indirectly,  other  than  with
respect to negotiating and entering into this Agreement, (1) solicited, initiated, or encouraged any inquiries, discussions, or proposals from any other person relating to a possible acquisition of all or any part of the Atomic Shares or assets of ASUSA, (2) continued, solicited, encouraged, or entered into negotiations or discussions relating to any such possible acquisition, (3) furnished to any other person any information (not already in the public domain) relating to ASUSA, or (4) entered into or consummated any agreement or understanding providing for any such acquisition; or

                               (M)  entered into any oral or written commitments
or understandings to take any of the foregoing actions.

             (p) OUTSTANDING COMMITMENTS. (i) Exhibit 8(p) attached hereto and made a part hereof for all purposes contains an accurate list of all Contracts (but excluding orders placed in the ordinary course of business consistent with past practice by ASUSA's customers or suppliers) to which ASUSA is a party or by which any of its assets or operations are bound or affected and which:

                               (A)  involve the obligation (including contingent
obligations) by or to ASUSA to pay amounts of $2,500.00 or more,

                               (B)  are Contracts whose  term  exceeds  one year
or is unlimited (with the exception of labor agreements) and which may not be terminated by ASUSA on less than three months' notice without payment of any penalty or premium,

                               (C)  are  Contracts  under  whose  terms ASUSA is
bound to refrain from carrying out or to restrict certain activities, or to refrain from competing with any third party,

                               (D)  are   Contracts   with   any    Stockholder,
director, officer, or employee of ASUSA, or any relative or affiliate of any such person, or

                               (E) were not entered into in the ordinary course
of ASUSA's business.

                       (ii) All Contracts listed in Exhibit 8(p) are valid, binding, and enforceable by ASUSA in accordance with their respective terms and ASUSA is not in default under any of such Contracts. No other party to any of such Contracts is in default thereunder nor does there exist any event or condition, which upon giving of notice or the lapse of time or both, would (A) constitute a default or event of default thereunder or (B) entitle any other party thereto to terminate such Contract.

                       (iii) None of the Contracts to which ASUSA is a party or a beneficiary violates any provision of any applicable Law or Judgment. All Contracts between ASUSA, on the one hand, and its suppliers, customers, distributors, agents, or licensees on the other hand, have been concluded under normal market conditions, without any preferential conditions or exceptional discounts, in accordance with normal commercial practice.

                  (q) EMPLOYMENT MATTERS. (i) Exhibit 8(q-1) attached hereto and made a part hereof for all purposes sets forth all of the collective rules applicable to ASUSA's employees (the "Collective Rules" including, without limitation, applicable collective bargaining agreements and company agreements; any exceptional agreements concluded with employee representatives; the remuneration system, including premiums, bonuses, commissions, and advantages in kind; profit-sharing, incentive, and company savings plans; retirement or health insurance plans pursuant to which employees are entitled to receive advantages in addition to those provided for by law or applicable collective bargaining agreements; and any regional, local, or individual company or establishment practices which provide for advantages which exceed those provided for by law or applicable collective bargaining agreements.

                       (ii) Exhibit 8(q-2) attached hereto and made a part hereof for all purposes sets forth all consulting, employment, severance, termination, or compensation Contracts of ASUSA with any Stockholder or former stockholder or with any current director, officer, consultant, or with any individual employee or manager pursuant to which such employee or manager receives benefits which exceed those provided for by law or the applicable Collective Rules including, without limitation, increased severance pay, extended notice periods, advantages in kind, or pensions (the "Employment Agreements"). None of the Employment Agreements provides for payments measured by the value of any equity security of or interest in ASUSA or in connection with any change in control of ASUSA and no amount will become due to any employee, consultant, officer, or director of ASUSA under the Collective Rules or any Employment Agreement solely as a result of the transactions contemplated in this Agreement.

                       (iii) Exhibit 8(q-3) attached hereto and made a part hereof for all purposes sets forth all obligations of ASUSA to employee representative organizations which exceed those provided for by law or in the applicable Collective Rules.

                      (iv) ASUSA is now and has in the past been in compliance with all provisions of applicable labor and social security laws, the Collective Rules, and the Employment Agreements and all payments due thereunder from ASUSA have been made when due and all amounts properly accrued as Liabilities of ASUSA which have not been paid have been properly recorded on ASUSA's books.

                       (v) Since inception, there have occurred no strikes, slow downs, work stoppages, or other similar labor actions by any group of ASUSA's employees. Except as set forth in Exhibit 8(q-3), no Proceeding arising out of any labor grievance under any Law, the Collective Rules, or any Employment Agreement is pending or, to the best knowledge of ASUSA and each Stockholder, threatened.

                       (vi) ASUSA has not made any commitment to any public agency, labor organization, employees' representatives, or any other party, relating to the numbers of ASUSA's employees or to future collective dismissals.

             (r)   ENVIRONMENTAL,  HEALTH,  AND  SAFETY.  (i) ASUSA has obtained and been in compliance with all terms and conditions of any and all Permits which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Laws and Judgments relating to public health and safety, worker health and safety, and pollution or protection of the environment, including Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands, or otherwise relating to the testing, characterization, classification, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes. All such Permits are valid and in full force and effect for the conduct of ASUSA's business as such business are presently conducted, and where applicable, timely renewal applications have been submitted for all such Permits. No Proceeding has been filed or commenced against ASUSA alleging any failure to comply with any such Laws, Judgments, or Permits.

                       (ii) ASUSA has no Liability (and there is no past or present fact, status, condition, activity, occurrence, action, or failure to act related to the past or present operations, properties, or facilities of ASUSA that forms or reasonably could form the basis for the imposition of any Liability):

                               (A)  under  any Law  relating  to  protection  of
human health or safety or concerning employee or worker health and safety or relating generally to the environment,

                               (B)  for  damage to any site,  location,  natural
resources, or body of water (surface or subsurface) or for failure to report or clean up any discharges of any substance, or

                               (C)  for any illness of or personal injury to any
of its employees or any third party.

             (s)   INSURANCE.  Exhibit  8(s)  attached  hereto  and  made a part hereof for all purposes sets forth a complete list and brief description (specifying the insurer, the coverage and policy number or covering note number with respect to binders) of all policies, binders, or Contracts to which ASUSA is a party or by which any of its assets are covered, of property, fire, liability, product liability, workmen's compensation, vehicular, crime, fiduciary, builders' risk, title, and other insurance or Contracts in the nature of insurance (collectively, the "Insurance Contracts"). The Insurance Contracts listed on Exhibit 8(s) are in full force and effect in accordance with their respective terms and will remain in full force and effect hereafter. ASUSA has not received any notice that it is in default with respect to any provision of any Insurance Contracts. ASUSA has not provided inaccurate, incomplete, or misleading information in connection with any Insurance Contract or failed to give any notice or present any claim thereunder in due and timely fashion or as required by any such Insurance Contract so as to jeopardize full recovery thereunder.

             (t) COMPLIANCE WITH LEGAL REGUIREMENTS. (i) ASUSA and each Stockholder is currently conducting, and has in the past conducted, its respective businesses in compliance with all applicable Laws, Judgments, and Permits.

                       (ii) ASUSA possesses, and upon consummation of the transactions contemplated in this Agreement will continue to possess all Permits necessary to conduct its operations as they are currently being conducted and all such Permits are and will remain in full force and effect. No Proceeding to modify, suspend, terminate, or otherwise limit any such Permit is pending or, to the best knowledge of ASUSA and each Stockholder, threatened.

                       (iii) Neither ASUSA nor any Stockholder has received any notice in any form (including any citations, notices of violations, complaints, consent orders, or inspection reports) which would indicate that such party was not at the time of such notice or is not currently in compliance with all such applicable Laws, Judgments, and Permits.

             (u)   CAPITALIZATION.   ASUSA's  capitalization  is as set forth in
Section 1 hereof, and the Stockholders listed are the only stockholders of ASUSA and have sole right to own the Atomic Shares shown opposite their respective names. No other person has any right or expectancy to own any Atomic Shares, whether through option, purchase, grant, or other means by which any right or expectancy of ownership could arise or become vested in any such person.

The representations and warranties contained in this Section 8 shall survive the execution and delivery of this Agreement without limitation as to time

         9. REPRESENTATIONS AND WARRANTIES OF TSET. TSET hereby represents and warrants to ASUSA and the Stockholders as follows:

                               (a)  TSET is duly  organized,  validly  existing,
and in good standing under the laws of the State of Nevada and has all requisite power, authorizations, consents, and approvals necessary to own its assets and carry on its business as now being conducted, and to consummate the transactions contemplated herein.

                               (b)  Neither the execution of this  Agreement nor
the performance of its obligations hereunder and thereunder does or will conflict with or violate any provision of TSET's articles of incorporation or bylaws; violate, conflict with, or result in the breach or termination of, or constitute a default, event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), under the terms of any material agreement to which TSET is a party or by which TSET or its securities, properties, or businesses are bound; or constitute a violation by TSET of any laws or judgments (other than any violation, conflict, breach, or default that would not prevent TSET from consummating the transactions contemplated herein or otherwise performing its obligations thereunder).

                               (c)  There is no  proceeding  (whether or not the
defense thereof or liability with respect thereto is covered by policies of insurance) pending or, to TSET's best knowledge, threatened, against TSET which could reasonably be expected to prevent TSET from consummating the transactions contemplated herein.

                               (d)  TSET has all necessary  corporate  power and
authority to execute, deliver, and perform its obligations hereunder; and the execution, delivery, and performance by TSET of this Agreement to which it is a party has been duly authorized by all necessary corporate action on its part or is within the authority of the person execution and delivering the same. This Agreement constitutes the legal, valid, and binding obligations of TSET, enforceable against it in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights and general principles of equity.

         10. DISTRIBUTION OF PROFITS. The parties agree that, as the sole stockholder of ASUSA, all profits resulting from the conduct of the Corporate Business shall belong to TSET, and that TSET shall be entitled to distribution thereof from ASUSA on a regular basis. The directors of ASUSA agree to vote in favor of such distributions as requested from time to time by TSET. TSET hereby covenants that it shall, in connection with any request for such distribution, ensure that sufficient cash remains allocated to ASUSA to provide for reasonable operating and working capital needs for the continuation and advancement of the Corporate Business, funding of Programs relating to profit-sharing or other benefits plans according to the terns thereof, plus reasonable reserves for contingencies or extraordinary items. In connection with any request by TSET for a cash distribution, TSET and ASUSA's board of directors shall consult to determine ASUSA's reasonable cash needs, as provided above.

         11. ARBITRATION. (a) In the event of any default or dispute between, breach by, or other controversy involving, the parties hereto regarding the subject matter of this Agreement (in any case, a "Dispute"), the parties shall exert their respective good faith best efforts to amicably resolve and settle the same. Toward this end, the parties shall consult and negotiate with each other in good faith and understanding their mutual best interests to reach a just and equitable solution reasonably satisfactory to them. In the event the Dispute cannot be amicably resolved and settled through good faith negotiations, the parties agree to submit the Dispute to arbitration rather than litigation.

                               (b)  All  arbitration  proceedings  instituted by
the parties hereunder shall take place in Clackamas County, Oregon and shall be governed by the rules of the American arbitration Association (the "AAA" applicable to contracts of this type. If the parties to the Dispute cannot agree on the appointment of an arbitrator, the parties agree that the AAA shall appoint an independent arbitrator, whose decision shall be final and binding upon the parties and not subject to appeal to any court or government agency or authority, and shall be enforceable in any court of competent jurisdiction; provided, however, that the arbitrator shall not award or require the payment of, and the parties shall not seek, incidental, consequential, or punitive damages except in cases of bad faith breach of this Agreement, gross negligence, or willful misconduct. The parties shall not seek to delay or prevent the implementation of any decision of the arbitrator. The prevailing party in any arbitration brought hereunder shall be entitled to recover reasonable attorney's fees and related costs and expenses of the arbitration.

                               (c)  The  parties  each  acknowledge  that  their
agreement to resolve Disputes through arbitration constitutes a waiver of their right to resolve Disputes in any court, and that in arbitration proceedings the parties may not be entitled to all of the rights that would otherwise be available to them in court proceedings.

         12. INDEMNIFICATION. (a) From and after the date of this Agreement, ASUSA and each Stockholder jointly and severally agree to pay and to indemnify fully, hold harmless, and defend TSET and its directors, officers, employees, agents, representatives, attorneys, successors, and assigns from and against any and all Liabilities, damages, penalties, Judgments, assessments, losses, fines, charges, costs, and expenses (including, but not limited to, reasonable attorney's fees and the costs and expenses of litigating any claims) (collectively, "Damages") incurred by any of them arising out of, relating to, or based upon:

                               (i)  any    inaccuracy    or    breach   of   any
representation or warranty of ASUSA or any Stockholder set forth in Section 8 hereof or elsewhere herein; and

                               (ii) any breach of any  covenant or  agreement of
ASUSA or any Stockholder contained in this Agreement.

TSET's right to be indemnified hereunder shall not be limited or affected by any investigation conducted or notice or knowledge obtained by or on behalf of TSET.

                       (b) In the event that (A) any claim, demand, or Proceeding is asserted or instituted by any party other than the parties hereto and their affiliates which could give rise to Damages for which TSET intends to seek indemnification from ASUSA or the Stockholders hereunder (a "Third Party Claim" or (B) TSET intends to make a claim to be indemnified by ASUSA or the Stockholders hereunder which does not involve a Third Party Claim (a "Direct Claim"), TSET shall promptly, within 21 days of the date on which it first becomes aware of the existence of such claim, send written notice to ASUSA and the Stockholders specifying the nature of such claim or demand and the amount (or a good faith estimate of such amount, which estimate shall not be conclusive of any final amount of such claim and demand) (a "Claim Notice"); provided, however, that failure to provide a Claim Notice shall not constitute any waiver or relinquishment of TSET's rights to indemnification hereunder.

                       (c) In the event of a Third Party Claim, ASUSA and the Stockholders may participate, at their own expense, in the defense thereof with legal counsel of their own choice reasonably acceptable to TSET. Unless ASUSA and the Stockholders shall have agreed in writing that any and all Damages to TSET are fully covered by the indemnities provided herein, no Third Party Claim may be settled without TSET's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed.

                       (d) In the event of a Direct Claim, unless ASUSA and the Stockholders notify TSET within 30 days after receipt of a Claim Notice that they dispute such Direct Claim, the amount of such Direct Claim shall be conclusively deemed a liability of ASUSA and the Stockholders and shall be paid to TSET no later than 10 days following lapse of such 30-day period.

         13. GENERAL PROVISIONS.

                               (a)  INTEGRATION  AND  AMENDMENT.  This Agreement
constitutes the entire agreement between the parties with respect to the subject matter hereof and supercedes all prior agreements and understandings with respect hereto and thereto. No other agreement, whether oral or written, shall be used to modify or contradict the provisions hereof unless the same is in writing, signed by the parties, and states that it is intended to amend the provisions of this Agreement.

                               (b)  COUNTERPARTS. This Agreement may be executed
in multiple counterparts (and by facsimile signature, to be followed by manual signature), each of which shall be deemed an original, and all of which shall be deemed to constitute a single agreement, document, instrument, or certificate, as the case may be.

                               (c)  BINDING  EFFECT.  This  Agreement  shall  be
binding upon and inure to the benefit of the heirs, successors, and permitted assigns of the parties hereto.

                               (d)  WAIVER.  No  failure  by any  party  to this
Agreement to exercise, no delay in exercising, and no course of dealing with respect to, any right, power, or privilege hereunder or any other document, instrument, or certificate relating hereto, shall operate as a waiver or any relinquishment for the future thereof; and no single or partial exercise of any right, power, or privilege hereunder or any other document, instrument, or certificate relating hereto shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

                               (e)  SEVERABILITY.  If any  provision (or portion
thereof) of this Agreement is adjudged illegal or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless continue in full force and effect. In any such case, the provision deemed illegal or unenforceable shall be remade or interpreted by the parties in a manner that such provision shall be enforceable to preserve, to the maximum extent possible, the original intention and meaning thereof.

                               (f)  NOTICES. All notices or other communications
given or made hereunder shall be in writing and may be delivered personally, by express, registered, or certified mail (return receipt requested), by special courier, or by facsimile transmission (to be followed by delivery of a written original notice in the most expeditious manner possible, as aforesaid), all postage, fees, and charges prepaid, to TSET, ASUSA or any of the Stockholders, as the case may be, to the following addresses (which may be changed by the parties from time to time upon written notice given as aforesaid):

      TO TSET:                      333 South State Street, PMB 111
      -------                       Lake Oswego, OR 97034

                                    Tel:   503.293.1270
                                    Fax:   503.293.7233

                                    Attn:  Jeffrey D. Wilson
                                           Chairman and Chief Executive Officer

      TO ASUSA:                     6045 Monona Drive
      ---------                     Madison, WI 53716

                                    Tel:   608. 226.9982
                                    Fax:   608. 226.9670
                                    Email: todd@atomicsoccer.com

      TO TODD P. RAGSDALE:          6205 Westin Drive
      --------------------          Madison, WI  53719

                                    Tel:   608.278.7086


      TO JAMES ERIC ANDERSON:       Calle Huerta 132 Col Carlos
      -----------------------       Ensenada, BC Mexico

                                    Tel:   52.615.42369

      TO JEWEL ANDERSON:            5251 Anna Lane
      ------------------            Middleton, WI 53562

                                    Tel:   608.233.6515

      TO TIMOTHY BEGLINGER:         2200 U.S. Highway 51
      ---------------------         Stoughton, WI 53589

                                    Tel:   608.873.0961

      TO ATOMIC MILLENIUM PARTNERS: 305 East Spring Road
      ----------------------------- Dodgeville, WI 53533

                                    Attn: Tim Singer

                                    Tel:     608.935.3361

Notices hereunder shall be deemed given when delivered in person, upon confirmation of successful transmission when sent by telex or facsimile (to be followed by delivery by express or regular mail), or 5 days after being mailed by express, registered, or certified mail (return receipt requested), postage prepaid.

                       (g) COSTS. EXPENSES, AND TAXES. Each party shall bear its own costs, expenses, and taxes incurred or associated with the transactions contemplated herein.

                       (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, exclusive of its conflicts of laws principles.

                        [SIGNATURES APPEAR ON NEXT PAGE]

             IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date first written above.

TSET, Inc.



By:
   --------------------------------------
     Jeffrey D. Wilson
     Chairman and Chief Executive Officer


ATOMIC SOCCER USA, LTD.



By:
   --------------------------------------
     Name:
          -------------------------------
     Title:
          -------------------------------

-----------------------------------------
Todd P. Ragsdale, individually


-------------------------------------
James Eric Anderson, individually


-------------------------------------
Jewel Anderson, individually


-------------------------------------
Timothy Beglinger, individually


ATOMIC MILLENNIUM PARTNERS, LLC



By:
   --------------------------------------
     Name:
          -------------------------------
     Authorized Signatory:

ACKNOWLEDGED AND AGREED:

-------------------------------------
Jonathan Beglinger, individually

-------------------------------------
Michael Santry, individually

-------------------------------------
Suzanne May, individually


-------------------------------------
Thomas Bates, individually

-------------------------------------
Sterling Anderson, individually

LIST OF EXHIBITS

         EXHIBIT 5 -- FINANCIAL OBLIGATIONS OWED BY ASUSA TO DAVID M.
                                    RAGSDALE AND PAUL HIX
         EXHIBIT 8(B) -- DEFAULTS  AND BREACHES
         EXHIBIT 8(C-1) --  LITIGATION
         EXHIBIT 8(C-2) -- JUDGMENTS
         EXHIBIT 8(D) -- FINDERS AND BROKERS
         EXHIBIT 8I(1) -- TAXES
         EXHIBIT  8(F-2)  -- TAX  WITHHOLDINGS
         EXHIBIT 8 (G) --  CONSENTS AND APPROVALS
         EXHIBIT 8(J) -- COMPENSATION OR OTHER AGREEMENTS IN FAVOR OF
                          MANAGEMENT, EMPLOYEES, OR STOCKHOLDERS
         EXHIBIT 8(1) -- INTELLECTUAL PROPERTY
         EXHIBIT 8(K-2) -- ENCUMBRANCES, LIENS, OR SUPERIOR CLAIMS UPON THE
                            INTELLECTUAL PROPERTY RIGHTS AND THE TECHNOLOGY; INFRINGEMENTS
         EXHIBIT 8(T) -- LIENS UPON THE ATOMIC SHARES OWNED BY THE
                                    STOCKHOLDERS
         EXHIBIT 8(M) -- SUBSIDIARIES
         EXHIBIT 8(O) -- FINANCIAL STATEMENTS
         EXHIBIT 8(P) -- OUTSTANDING COMMITMENTS
         EXHIBIT 8(Q-1) -- COLLECTIVE RULES
         EXHIBIT 8(Q-2) -- EMPLOYMENT AGREEMENTS
         EXHIBIT 8(Q-3) -- OBLIGATIONS TO EMPLOYEE REPRESENTATIVE
                                 ORGANIZATIONS; HISTORY OF LABOR ACTIONS
         EXHIBIT 8(S) -- INSURANCE


                                       22
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